UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2015

Date of Report

(Date of earliest event reported)

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8929 (Commission File Number)	94-1369354 (IRS Employer Identification No.)

551 Fifth Avenue, Suite 300

New York, New York

10176

(Address of principal executive offices, including zip code)

(212) 297-0200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2015, ABM Industries Incorporated (the “Company”) announced that D. Anthony Scaglione has been appointed as the Company’s executive vice president and chief financial officer, effective immediately. Mr. Scaglione succeeds James S. Lusk, who has served as the Company’s chief financial officer since January 2008. Mr. Scaglione, age 42, has served as the Company’s senior vice president, treasurer and mergers and acquisitions since January 2012, after having served as the Company’s vice president and treasurer from June 2009 to January 2012.

Mr. Scaglione will receive an initial salary of $425,000 and be eligible for an annual bonus of up to 70% of his base salary, subject in all cases to achievement of the applicable performance conditions, and is eligible to participate in the Company’s long-term equity incentive plans.

The Company and Mr. Scaglione entered into an Executive Employment Agreement with a term that will expire on October 31, 2017, unless extended by mutual agreement of the parties. If during the term of the Executive Employment Agreement, the Company terminates his employment without “Cause” (as defined in the Executive Employment Agreement), in exchange for signing a release, he will receive severance in an amount equal to 18 months base pay and target bonus, as well as a pro-rated bonus for the year of termination and post-employment health insurance assistance payments. The Executive Employment Agreement provides that upon the termination of his employment for any reason, he will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment. The Executive Employment Agreement also provides that if his employment terminates at the expiration of the term and the Company has not offered to renew upon materially similar terms and conditions, he will receive severance in an amount equal to 12 months base pay and target bonus, as well as a pro-rated bonus for the year of termination.

The Company and Mr. Scaglione also entered into a Change in Control Agreement providing for “double-trigger” severance benefits such that if, within two years following a change in control, the Company terminates his employment without “Cause” or he resigns for “Good Reason” (each as defined in the Executive Employment Agreement), he will receive severance in an amount equal to 24 months base pay and target bonus, as well as a pro-rated bonus for the year of termination and 18 months of benefits.

Following his departure after an expected transition period, Mr. Lusk will be eligible to receive separation benefits consistent with his employment agreement and the terms of his equity award agreements, as previously filed by the Company, subject to signing a release of claims.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement dated April 6, 2015 with D. Anthony Scaglione.
10.2	Change in Control Agreement with D. Anthony Scaglione.
99.1	April 7, 2015 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

By:	/s/ Sarah H. McConnell
Name:	Sarah H. McConnell
Title:	Executive Vice President and General Counsel

Dated: April 10, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Executive Employment Agreement dated April 6, 2015 with D. Anthony Scaglione.

10.2	Change in Control Agreement, dated as of April 6, 2015, by and between ABM Industries Incorporated and D. Anthony Scaglione.

99.1	April 7, 2015 press release.